EXHIBIT 21


                           LIST OF SUBSIDIARIES


                                                  NAME UNDER
                                 STATE OF         WHICH SUBSIDIARY
NAME OF BUSINESS                 INCORPORATION    DOES BUSINESS

Hayes Holdings I Inc.            Delaware
Hayes Holdings II Inc.           Delaware
Pemco Aeroplex, Inc.*            Alabama          Pemco World Air Services,
                                                  a Precision Standard
                                                  Company
Air International Incorporated   Delaware         Pemco Aeroplex
Space Vector Corporation         Delaware
Pemcorp Industries, Inc.         Colorado
Pemco Nacelle Services, Inc.     Colorado
Pemco Air Services System, Inc.  Colorado         Pemco Air Support
                                                    Services, Inc.
Pemco World Air Services, Inc.   Colorado
Pemco World Air Services, A/S    Copenhagen, Denmark



*Hayes International Corporation changed its name to Pemco Aeroplex, Inc.